Exhibit 99.1

SPACEHAB, Inc.
12130 Highway 3, Bldg. 1
Webster, Texas 77598-1504
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

LEADERSHIP ASSIGNMENTS STRENGTHEN SPACEHAB FOR FUTURE

Company Names Royston as New President

Houston, Texas, June 12, 2007 — SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, today announced the appointments of James D. Royston to the position of SPACEHAB President; Michael Bowker as Chief Operating Officer; Roscoe M. Moore, III, Executive Vice President and Chief Strategic and Technical Officer; and, Brian H. Harris as Vice President, Business Development.

“Both the caliber and experience of our new leadership reflects SPACEHAB’s commitment to bold future initiatives and the Company’s efforts for rapid expansion,” said CEO Thomas B. Pickens, III. “We have several key areas for growth in our sights right now and we needed to equip the Company with a quality leadership team capable of executing the identified opportunities.”

After supporting Pickens as the Company’s Executive Vice President for the past six months and during the first quarter’s major corporate reorganization efforts, James D. Royston was promoted to President of SPACEHAB. The position was previously held by Pickens who retains the position of CEO. For most of his tenure with the Company, Royston supported the Astrotech Space Operations subsidiary as Senior Vice President and General Manager leading complex operations of the multi-location spacecraft processing facilities, while continually attracting new customers from both the government and commercial sectors.

Former Vice President of Business Development for SPACEHAB and most recently, CEO and President of Astrium North America, industry veteran Michael Bowker returns to the Company taking on the post of Chief Operating Officer. Responsible for corporate development, Bowker will apply his intimate knowledge of the Company and operations of major space programs towards the development and implementation of SPACEHAB’s short and long term objectives.

SPACEHAB Director, Roscoe M. Moore, III takes on the position of Executive Vice President and Chief Strategic and Technical Officer. An Attorney, Astronautical Engineer and former United States Air Force Officer, Moore brings to SPACEHAB nearly 20 years of experience in the application, commercialization, and regulations of advanced space technologies in private industry and federal government programs. As an advisor to the CEO, Moore will be vital in the identification and research of the corporate and investment strategies associated with SPACEHAB advanced technologies development. With this appointment, Moore retains his position as a Director of the Company.

Brian H. Harris, new to the Company as Vice President of Business Development, has over two decades of industry experience with a strong focus on new market development. Harris previously served as Deputy Program Manager for Space Station supporting United Space Alliance and Project Manager of Space Shuttle Management and Operations at the Kennedy Space Center. Harris’ primary goals are to identify and implement initiatives and partnerships to directly impact SPACEHAB revenue through sales growth.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies and universities, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eva-Marie deCardenas

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5071

edecardenas@spacehab.com

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